UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52446	88-0378336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Fifth Avenue, 14th Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 459-4201

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 26, 2015, we amended our Certificate of Incorporation to remove the board size provision and update the classified board provision.  Pursuant to the staggered board provision, the directors shall be divided into three classes, designated Class I, Class II, and Class III.  Class I shall consist of up to three directors, Class II shall consist of up to three directors, and Class III shall consist of up to three directors.  Each such director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected.  In order to implement a classified Board of directors, Class I shall serve a twelve (12) month term from the date of the 2013 annual stockholders meeting; Class II shall serve a twenty four (24) month term from the date of the 2013 annual stockholders meeting; and Class III shall serve a thirty-six (36) month term from the 2013 annual stockholders meeting.  Directors elected at each annual meeting commencing in 2014 shall be elected for a three year term as specified above. Our board size will be governed by Section 3.1 of our bylaws, that states that “The number of directors who shall constitute the whole board shall be such number not less than one (1) not more than nine (9) as the Board of Directors shall at the time have designated.”

The foregoing description of the Certificate of Amendment of Certificate of Incorporation is qualified in its entirety by reference to the provisions of the Certificate of Amendment of Certificate of Incorporation filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission:

Exhibit Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation, effective February 26, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2015	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Kaushik J. Dave
		Name:	Kaushik J. Dave
		Title:	President and Chief Executive Officer

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